Exhibit 10.25

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and effective as of September 1, 2016, by and between VIVINT SOLAR, INC., a Delaware corporation (the “Company”) and THOMAS PLAGEMANN (hereinafter referred to as “Executive”).

WHEREAS, Executive and Company entered into a certain Employment Agreement, dated September 25, 2013 (the “Agreement”);

WHEREAS, Executive and Company desire to amend the terms of the Agreement in accordance with the terms provided herein;

NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Addendum, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Paragraph 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

(a)Beginning September 1, 2016, Executive shall serve as the Company’s Chief Commercial Officer, Executive Vice President and Head of Capital Markets.  In such position, Executive shall have such duties, responsibilities and authority as shall be determined from time to time by the Chief Executive Officer of the company (the “CEO”).  Executive shall report to the CEO and Executive’s office will be in New York, New York.

2.Paragraph 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph:

(c)Bonus.  Beginning October 15, 2016, and on each anniversary thereafter for the duration of the Employment Term, Executive shall be entitled to a performance bonus equal to the sum of 0.15% of tax equity raised by the Company during the preceding year and 0.1% of non-recourse debt raised by the Company in the preceding year (or such other bonus and incentive arrangements as may be mutually agreed by the Company and Executive from time to time).  For purposes of this Agreement, the term “non-recourse debt” does not include the extension of any debt previously raised by the Company.

Both parties recognize that the performance metrics upon which the performance bonus is based are not directly aligned with the metrics upon which the bonuses of the other members of the Company’s Executive Leadership Team are based (the “ELT Bonus Metrics”) and, in the future, may not align with Executive’s duties and obligations as periodically modified by the CEO.  Accordingly, on October 15, 2017, and each year thereafter, the parties agree to reevaluate Executive’s performance bonus and determine whether it is necessary to modify the performance metrics to more closely align Executive’s performance bonus with Executive’s modified duties and/or the ELT Bonus Metrics.  If the parties determine that Executive’s performance bonus should be modified in any way, the Company and Executive will in good faith negotiate appropriate modified or substitute performance metrics given the then current circumstances (“Modified Performance Metrics”), provided, however, that the Company shall make the final determination with respect to such Modified Performance Metrics in its sole and absolute discretion.

3.All other terms of the Agreement, shall continue in full force and effect for the duration of the Agreement; provided, however, that in the case of any discrepancy between this Amendment and the Agreement, this Amendment shall prevail.

4.This Amendment shall be deemed to be part of the Agreement and any reference to the Agreement in any other documents shall be construed as including this Amendment.

5.This Amendment may be executed separately by the parties hereto, and each executed copy shall be deemed as an original. All originals shall constitute the same document.

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IN WITNESS WHEREOF, the parties have caused this Addendum to be executed effective as of the date set forth above.

EXECUTIVE:

Signature:	/s/ Thomas G. Plagemann
Print Full Name:	Thomas G. Plagemann

COMPANY:

VIVINT SOLAR, INC. a Delaware corporation
By:	/s/ Tessa White
Name:	Tessa White
Title:	SVP, Human Capital

Address:	1800 W. Ashton Blvd. Lehi, Utah 84043